Exhibit 99.1

Keating Capital Reports Q3 2012 Results

Pre-IPO Investor Provides Financial Update

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--October 26, 2012--On October 26, 2012, Keating Capital, Inc. (“Keating” or the “Company”) (Nasdaq: KIPO) reported financial results for the third quarter ended September 30, 2012.

Management Commentary

"Keating Capital operates a private-to-public valuation arbitrage strategy, seeking to profit from the potential value increase when a private company completes an IPO. Our goal is to make investments that create the potential for a 2x return on our investment once the company is publicly traded and assuming our typical investment horizon of 36 months,” stated Timothy J. Keating, CEO of Keating Capital, Inc. “We are pleased to report that one of our portfolio companies, LifeLock, completed an IPO on October 2, 2012. Based on our assessment of certain indicators, we believe that several of our other portfolio companies are making progress toward an IPO that is consistent with our targeted time frames and holding periods,” added Mr. Keating.

Q3 2012 Portfolio Investment Activity

Dispositions

During the third quarter of 2012, we sold 160,000 shares of NeoPhotonics common stock at an average price of $5.49 per share (net of commissions and selling expenses), resulting in a realized loss of approximately $121,000, which represents a 0.88x return on our investment (or a 12% loss) in these shares over our weighted-average holding period of 31 months. As of September 30, 2012, we no longer hold any shares of NeoPhotonics.

Fully Invested Portfolio

After disposing of our NeoPhotonics investment, as of September 30, 2012, we now hold investments in 19 portfolio companies with a fair value of $64.8 million and $10.8 million in cash and cash equivalents. We are fully invested based on our currently available funds, and it is our policy to retain approximately $10 million in cash and cash equivalents to fund our future operating expenses. We intend to access the capital markets from time to time in the future to raise cash to fund new investments.

Stock Repurchase Program

On May 9, 2012, our Board of Directors approved a stock repurchase program for a six-month period expiring November 8, 2012. Under this program, Keating Capital may repurchase up to $5 million of its common stock. The repurchase program does not obligate Keating to acquire any specific number of shares. At our recent Board meeting, this program was extended for an additional six-month period expiring May 8, 2013.

During the three months ended September 30, 2012, we repurchased 31,482 shares of our common stock at an average price of $7.36 per share for a total cost of $231,745. Since inception of our stock repurchase program, we have repurchased a total of 70,470 shares of our common stock at an average price of $7.22 per share for a total cost of $508,943. As a result of these repurchases, our net asset value per share increased by approximately $0.01 per share for the three and nine months ended September 30, 2012.

Results of Operations

Increase in Net Asset Value

In the third quarter, our net asset value increased from $8.12 to $8.14 per share, an increase of $0.02 per share, due primarily to:

  First, a net investment loss—effectively our operating expenses (including base management fees and accrued incentive fees)—of approximately $1.1 million, or a loss of $0.12 per share.
  Second, a realized loss on the sale of our entire NeoPhotonics position of approximately $121,000, or a realized loss of $0.01 per share.
  Third, a net increase in unrealized appreciation on our portfolio company investments of approximately $1.3 million, or an increase of $0.14 per share.

As of September 30, 2012, we had net unrealized appreciation of approximately $3.3 million, which is reflected in our NAV. However, our NAV does not reflect the potential increase in unrealized appreciation based on structural protections that we currently have in nine of our private portfolio company investments. See discussion below regarding structural protections.

Keating Capital, Inc.
Change in Net Asset Value
(Unless otherwise indicated, per share data based on weighted average common shares outstanding during the period)

	Three Months Ended		Nine Months Ended
	September 30, 2012		September 30, 2012
	Amount	Per Share	Amount	Per Share

Net Asset Value, Beginning of Period (1)	$75,054,131	$8.12	$76,384,715	$8.23

Net Investment Loss	(1,082,515)	(0.12)	(3,192,803)	(0.34)

Net Realized (Loss) Gain on Investments:
Solazyme	-	-	403,631	0.04
NeoPhotonics	(121,428)	(0.01)	(121,428)	(0.01)

Net Realized (Loss) Gain on Investments:	(121,428)	(0.01)	282,203	0.03

Net Change in Unrealized Appreciation (Depreciation) on Investments:
NeoPhotonics	209,600	0.02	267,200	0.03
Livescribe	(34,924)	*	(45,707)	*
Solazyme	(356,504)	(0.04)	(191,062)	(0.02)
MBA Polymers, Inc.	(120,000)	(0.01)	120,000	0.01
BrightSource Energy, Inc.	(370,000)	(0.05)	(680,006)	(0.08)
Harvest Power, Inc.	40,000	*	1,040,001	0.11
Suniva, Inc.	(160,000)	(0.02)	(1,150,007)	(0.12)
Xtime, Inc.	693,838	0.08	1,433,722	0.15
Corsair Components, Inc.	-	-	(10,000)	*
Metabolon, Inc.	280,000	0.03	280,000	0.03
Kabam, Inc.	(30,000)	*	(258,860)	(0.03)
Tremor Video, Inc.	(80,001)	(0.01)	(80,001)	(0.01)
TrueCar, Inc.	(309,996)	(0.03)	(309,996)	(0.03)
Agylix Corporation	(230,000)	(0.02)	(230,000)	(0.02)
LifeLock, Inc.	1,800,000	0.19	1,800,000	0.19

Net Change in Unrealized Appreciation on Investments:	1,332,013	0.14	1,985,284	0.21

Net Increase (Decrease) in Net Assets Resulting from Operations	128,070	0.01	(925,316)	(0.10)

Capital Stock Transactions:
Repurchases of Common Stock (2)	(231,745)	0.01	(508,943)	0.01

Net Asset Value, End of Period (1)	$74,950,456	$8.14	$74,950,456	$8.14

Weighted Average Common Shares Outstanding During Period	9,237,502		9,265,626

Common Shares Outstanding At End of Period	9,213,311		9,213,311

* Per share amounts less than $0.01.
(1) Per share data based on total common shares outstanding at the beginning and end of the corresponding period.
(2) For the three and nine months ended September 30, 2012, the increase in net asset value attributable to the shares repurchased was $0.01 per share.

Structural Protections

Of our investments in 18 private portfolio companies as of September 30, 2012, we have been provided some structural protection with respect to investments in nine of these portfolio companies (excluding BrightSource, but including LifeLock). These structural protections typically include conversion rights upon an IPO which would result in our receiving shares of common stock at a discount to the IPO price upon conversion at the time of the IPO, or warrants that would result in our receiving additional shares for a nominal exercise price at the time of an IPO.

As of September 30, 2012, our structurally protected appreciation on these investments would, if each of these nine portfolio companies completed an IPO, result in an increase in our unrealized appreciation of $23.6 million at the time of the IPO.

Portfolio Companies with Structurally Protected Appreciation at IPO (1)	Number of Portfolio Companies	Weighted-Average Structurally Protected Appreciation Multiple at IPO	Cost of Investment as of September 30, 2012 (in millions)	Fair Value of Investment as of September 30, 2012 (in millions)	Potential Increase in Unrealized Appreciation Based on Structural Protections at IPO as of September 30, 2012 (in millions)

Equal to or greater than 1.5x but less than 2.0x (2)	4	1.56x	$19.0	$20.7	$9.0

Equal to 2.0x	5	2.00x	$18.0	$21.4	$14.6

Total	9	1.78x	$37.0	$42.1	$23.6

(1) Excludes our structural protection in BrightSource, which had a structurally protected appreciation multiple at IPO of 1.25x our investment cost, that was eliminated when the Series E preferred stock we held was automatically converted into common stock as part of BrightSource’s Series 1 convertible preferred stock financing which closed on October 24, 2012.

(2) Includes LifeLock which had a structurally protected appreciation multiple of 1.7x our investment cost and completed its IPO on October 2, 2012. Our investments in three remaining portfolio companies in this category provide for an increase in the structurally protected appreciation multiple up to 2x our investment cost if the portfolio company fails to complete an IPO within certain time frames. The above table reflects the structurally protected appreciation multiple in effect as of September 30, 2012 for these three portfolio companies.

  Four of these portfolio companies (with an aggregate cost of $19.0 million and an aggregate fair value of $20.7 million as of September 30, 2012) have structural protections that would, in the event of an IPO, entitle us to receive shares of common stock with a weighted-average aggregate value, at the time of issuance, of 1.56x our investment cost. We refer to this multiple as our structurally protected appreciation multiple.
  Five of these portfolio companies (with an aggregate cost of $18.0 million and a fair value of $21.4 million as of September 30, 2012) have a structurally protected appreciation multiple of 2.0x our investment cost upon an IPO.

The structurally protected appreciation is calculated assuming each portfolio company completes an IPO. Further, the structurally protected appreciation is not impacted by the IPO price, since the structural protections are designed to derive such appreciation at any IPO price at the time of the IPO. The only exceptions are: (i) the structural protection provided in the Corsair common stock investment where the structurally protected appreciation of 2.0x of our investment cost begins to decline as the Corsair IPO price falls below $10.00 per share, and (ii) the structural protection provided in one of our other private portfolio companies where the structurally protected appreciation of 2.0x our investment cost begins to decline as the IPO price falls below our cost basis per share. In each of the nine portfolio company investments that have structural protections, it is possible for us to achieve an unrealized appreciation at IPO in excess of the structurally protected appreciation amount where the portfolio company’s IPO price exceeds a threshold amount.

Our ability to realize the structurally protected appreciation at the time of the IPO will depend on a number of factors including each portfolio company’s completion of an IPO, any adjustment to the special IPO conversion price that may be negotiated prior to or during the IPO process, the possible subsequent issuance of more senior securities that may impact the relative value of the structural protection, and fluctuations in the market price of each portfolio company’s common shares until such time as the common shares received upon conversion can be disposed of following the expiration of a customary 180-day post-IPO lockup period. Accordingly, the structurally protected appreciation would not be available unless each portfolio company completes an IPO. Further, even if an IPO is completed, the structurally protected appreciation would not be realized unless the market price of each portfolio company’s common shares equals or exceeds the IPO price at the time such shares are disposed of following the post-IPO lockup period.

Please refer to our quarterly report on Form 10-Q for the quarter ended September 30, 2012, for additional information on our structurally protected appreciation.

Capitalization

As of September 30, 2012, we had 9,213,311 shares of common stock issued and outstanding. There are no options, warrants, or other classes of securities issued or outstanding. Additionally, we had no debt. Other than our stock repurchase program, there were no capital stock transactions or distributions paid to stockholders in the third quarter of 2012.

Portfolio Analysis and Activity

For the quarter ended September 30, 2012, the net increase in our unrealized appreciation totaled approximately $1.3 million. The components of this net increase were:

	September 30, 2012			June 30, 2012
								Change In
							Change In	Unrealized
			Unrealized			Unrealized	Unrealized	Appreciation
			Appreciation			Appreciation	Appreciation	(Depreciation)
Portfolio Company	Cost	Value	(Depreciation)	Cost	Value	(Depreciation)	(Depreciation)	Per Share

Private Portfolio Companies:
Livescribe, Inc.	$606,187	$163,923	$(442,264)	$587,752	$180,412	$(407,340)	$(34,924)	*
MBA Polymers, Inc.	2,000,000	2,120,000	120,000	2,000,000	2,240,000	240,000	(120,000)	(0.01)
BrightSource Energy, Inc.	2,500,006	1,820,000	(680,006)	2,500,006	2,190,000	(310,006)	(370,000)	(0.05)
Harvest Power, Inc.	2,499,999	3,540,000	1,040,001	2,499,999	3,500,000	1,000,001	40,000	*
Suniva, Inc.	2,500,007	1,350,000	(1,150,007)	2,500,007	1,510,000	(990,007)	(160,000)	(0.02)
Xtime, Inc.	3,000,000	4,442,878	1,442,878	3,000,000	3,749,040	749,040	693,838	0.08
Metabolon, Inc.	4,000,000	4,280,000	280,000	4,000,000	4,000,000	-	280,000	0.03
Kabam, Inc.	1,328,860	1,070,000	(258,860)	1,328,860	1,100,000	(228,860)	(30,000)	*
Tremor Video, Inc.	4,000,001	3,920,000	(80,001)	4,000,001	4,000,001	-	(80,001)	(0.01)
TrueCar, Inc.	2,999,996	2,690,000	(309,996)	2,999,996	2,999,996	-	(309,996)	(0.03)
Agylix Corporation	4,000,000	3,770,000	(230,000)	4,000,000	4,000,000	-	(230,000)	(0.02)
LifeLock, Inc.	5,000,000	6,800,000	1,800,000	5,000,000	5,000,000	-	1,800,000	0.19

Publicly Traded Portfolio Companies:
NeoPhotonics Corporation	-	-	-	1,000,000	790,400	(209,600)	209,600	0.02
Solazyme, Inc.	1,505,162	1,699,681	194,519	1,505,162	2,056,185	551,023	(356,504)	(0.04)

Total							$1,332,013	$0.14

* Per share amounts less than $0.01.

Distributions

We fully exited our position in NeoPhotonics during the three months ended September 30, 2012 for a realized loss of approximately $121,000. After taking into account the gains of approximately $403,000 we realized on our sales of Solazyme during the first half of 2012, we have overall portfolio net realized gains of approximately $282,000, or approximately $0.03 per share, as of September 30, 2012.

Our Board of Directors intends to distribute to our stockholders in the fourth quarter of this year 100% of our net realized gains, if any, that we realize on our dispositions of NeoPhotonics and Solazyme. Based on our realized gains as of September 30, 2012, the distribution would have been approximately $282,000, or approximately $0.03 per share. However, we do not intend to make a distribution until later this year, and the actual amount available for distribution may increase or decrease based on any gains or losses that we may realize on our sales of Solazyme.

Other Information

Attached to this press release we have included the following:

  Our portfolio company investment summary as of September 30, 2012;
  Our statement of assets and liabilities (unaudited) as of September 30, 2012, and December 31, 2011; and
  Our statement of operations (unaudited) for the three and nine months ended September 30, 2012 and 2011.

Stockholder Call

Keating Capital invites stockholders, analysts and interested parties to attend Keating Capital’s earnings call on October 31, 2012 at 4:00 p.m. Eastern time. You may pre-register at https://cc.readytalk.com/cc/s/showReg?udc=s1p06dzivwt4, and participate in the call by dialing (800) 741-5804.

A slide presentation will accompany the earnings call and will be available prior to the earnings call, at http://ir.keatingcapital.com/events.cfm. Select the Q3 2012 Earnings Call Slides link to download and print the presentation.

An archived audio replay of the earnings call together with the slide presentation will be available within approximately three hours after completion of the call at http://ir.keatingcapital.com/events.cfm. This archived recording will be available until the Company’s next quarterly conference call which has been tentatively scheduled for February 28, 2012.

About Keating Capital, Inc.

Keating Capital (www.KeatingCapital.com) is a business development company that specializes in making pre-IPO investments in innovative, emerging growth companies that are committed to and capable of becoming public. We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Keating Capital, Inc.
Portfolio Summary
As of September 30, 2012

			Lead or
			Participating
Portfolio Company	Description	Type of Investments	Investor	Cost	Value (1)

Publicly Traded Portfolio Companies:

Solazyme, Inc.	Algal oil and bioproducts for the fuels and chemicals, nutrition, and skin and personal care markets	Common Stock*	Participating	1,505,162	1,699,681

Total - Publicly Traded Portfolio Companies				$1,505,162	$1,699,681

Private Portfolio Companies That Have Filed for an IPO:

Corsair Components, Inc.	Designer and supplier of high-performance components to the personal computer gaming hardware market	Common Stock and Common Stock Warrants*	Lead	4,000,080	5,600,000

LifeLock, Inc.	Provider of identify theft protection services	Convertible Preferred Stock and Convertible Preferred Stock Warrants	Participating	5,000,000	6,800,000

Total - Private Portfolio Companies That have Filed for an IPO				$9,000,080	$12,400,000

Private Portfolio Companies:

Livescribe, Inc.	Developer and marketer of a mobile, paper-based computing platform consisting of smartpens, dot paper, and smartpen applications	Convertible Preferred Stock and Convertible Preferred Stock Warrants	Participating	$606,187	$163,923

MBA Polymers, Inc.	Manufacturer of recycled plastics sourced from end of life durable goods	Convertible Preferred Stock	Participating	2,000,000	2,120,000

BrightSource Energy, Inc.	Developer of utility scale solar thermal plants which generate solar energy for utility and industrial companies	Convertible Preferred Stock	Participating	$2,500,006	$1,820,000

Harvest Power, Inc.	Owner and operator of organic waste facilities that convert organic waste, such as food scraps and yard debris, into compost, mulch and renewable energy	Convertible Preferred Stock	Participating	2,499,999	3,540,000

Suniva, Inc.	Manufacturer of high-efficiency solar photovoltaic cells and modules	Convertible Preferred Stock	Participating	2,500,007	1,350,000

Xtime, Inc.	Software as a service provider of Web scheduling and customer relationship management solutions for automotive service departments	Convertible Preferred Stock and Common Stock Warrants	Lead	3,000,000	4,442,878

Metabolon, Inc.	Molecular diagnostics and services company offering metabolic profiling technology based on advanced bioinformatics and data analytics software	Convertible Preferred Stock	Lead	4,000,000	4,280,000

Kabam, Inc.	Provider of Internet-based social gaming products including massively multiplayer games	Convertible Preferred Stock	Participating	1,328,860	1,070,000

Tremor Video, Inc.	Online video technology and advertising company	Convertible Preferred Stock	Participating	4,000,001	3,920,000

TrueCar, Inc.	Provider of online research and pricing tools for consumers interested in buying a new or used vehicle	Common Stock*	Participating	2,999,996	2,690,000

Agilyx Corporation	Alternative energy company that converts difficult-to-recycle waste plastics into high value synthetic oil	Convertible Preferred Stock	Lead	4,000,000	3,770,000

Zoosk, Inc.	Online dating community	Convertible Preferred Stock	Participating	2,999,999	2,999,999

SilkRoad, Inc.	Provider of cloud-based human capital management software	Convertible Preferred Stock	Participating	5,000,000	5,000,000

Glam Media, Inc.	Online media and social networking company focused on matching targeted audiences with targeted content	Convertible Preferred Stock	Lead	4,999,999	4,999,999

Stoke, Inc.	Systems designer and equipment manufacturer for mobile communications infrastructure networks	Common Stock	Lead (2)	3,500,000	3,500,000

Jumptap, Inc.	Mobile advertising network	Convertible Preferred Stock	Lead	4,999,995	4,999,995

Total - Private Portfolio Companies				$50,935,049	$50,666,794

Total - All Portfolio Companies				$61,440,291	$64,766,475

* Portfolio company does not have preferred equity securities outstanding as of September 30, 2012.

(1) Except for common stock in one publicly traded portfolio company, all investments as of September 30, 2012 were valued at fair value as determined in good faith by the Board of Directors and are subject to legal restrictions on transfer (including lockup and other contractual restrictions).
(2) Keating Capital was the sole investor in this transaction.

Keating Capital, Inc.
Statements of Assets and Liabilities
(Unaudited)

	September 30,	December 31,
	2012	2011

Assets
Investments in portfolio company securities at fair value:
Non-control/non-affiliate investments:
Private portfolio companies
(Cost: $51,935,049 and $25,379,750, respectively)	$53,186,794	$24,992,349
Publicly-traded portfolio companies
(Cost: $1,505,162 and $2,553,250, respectively)	1,699,681	2,671,631
Affiliate investments:
Private portfolio companies
(Cost: $8,000,080 and $8,000,080, respectively)	9,880,000	9,610,000
Total, investments in portfolio company securities at fair value	64,766,475	37,273,980
(Cost: $61,440,291 and $35,933,080, respectively)

Cash and cash equivalents	10,801,679	39,606,512
Receivable for investments sold	59,429	-
Prepaid expenses and other assets	128,013	62,746
Deferred offering costs	261,091	-

Total assets	$76,016,687	$76,943,238

Liabilities
Base management fees payable to investment adviser	$124,735	$130,969
Accrued incentive fees payable to investment adviser	721,677	268,180
Administrative expenses payable to investment adviser	52,188	47,285
Accounts payable	87,580	70,602
Accrued expenses and other liabilities	80,051	41,487

Total liabilities	1,066,231	558,523

Net assets
Common stock, $0.001 par value; 200,000,000 authorized; 9,283,781 and 9,283,781 shares issued, respectively	$9,284	$9,284
Additional paid-in capital	75,302,711	75,302,711
Treasury stock, at cost, 70,470 and 0 shares held, respectively	(508,943)	-
Accumulated net investment loss	(3,460,983)	(268,180)
Accumulated undistributed net realized gain on investments	282,203	-
Net unrealized appreciation on investments	3,326,184	1,340,900

Total net assets	$74,950,456	$76,384,715

Total liabilities and net assets	$76,016,687	$76,943,238

Net asset value per share (on 9,213,311 and 9,283,781 shares outstanding, respectively)	$8.14	$8.23

Keating Capital, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended,		Nine Months Ended,
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Investment income
Interest and dividend income:
Certificate of deposit and money market investments	$537	$6,382	$3,377	$49,660

Total investment income	537	6,382	3,377	49,660

Operating expenses
Base management fees	383,061	389,007	1,151,127	764,375
Incentive fees	242,117	(155,391)	453,498	(2,871)
Administrative expenses allocated from investment adviser	157,372	96,757	476,645	330,263
Legal and professional fees	119,831	89,337	522,083	357,135
Directors fees	40,000	31,289	120,000	90,289
Stock transfer agent fees	17,934	40,555	47,100	163,215
Printing and fulfillment expenses	24,102	23,444	89,548	152,583
Postage and delivery expenses	7,343	7,201	51,825	136,696
Stock issuance expenses	-	1,625	-	114,388
Travel and entertainment expenses	19,137	20,064	63,758	304,503
General and administrative expenses	72,155	45,708	220,596	205,331

Total operating expenses	1,083,052	589,596	3,196,180	2,615,907

Net investment loss	(1,082,515)	(583,214)	(3,192,803)	(2,566,247)

Net realized (loss) gain on investments
Non-control/non-affiliate investments	(121,428)	-	282,203	-

Total net realized (loss) gain on investments	(121,428)	-	282,203	-

Net change in unrealized appreciation (depreciation) on investments
Non-control/non-affiliate investments	1,052,013	(1,502,874)	1,715,284	(740,276)
Affiliate investments	280,000	725,920	270,000	725,920

Total net change in unrealized appreciation (depreciation) on investments	1,332,013	(776,954)	1,985,284	(14,356)

Net increase (decrease) in net assets resulting from operations	$128,070	$(1,360,168)	$(925,316)	$(2,580,603)

Net investment loss per common share outstanding (basic and diluted)	$(0.12)	$(0.06)	$(0.34)	$(0.42)

Net increase (decrease) in net assets resulting from operations per common share outstanding (basic and diluted)	$0.01	$(0.15)	$(0.10)	$(0.42)

Weighted average common shares outstanding (basic and diluted)	9,237,502	9,103,658	9,265,626	6,125,439

CONTACT:
Investor Relations:
Keating Capital, Inc.
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com
or
Public Relations:
JCPR, Inc.
Chris Moon, 973-850-7304
cmoon@jcprinc.com